Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-70569, 33-62721, and 33-70526) and in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-88410) of Rotonics Manufacturing Inc. of our report dated August 19, 2002 appearing on page F-1 of this Form 10-K.

/s/ Windes & McClaughry Accountancy Corporation

Long Beach, California
September 25, 2002